Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Cash Dividend on Common Stock

Baton Rouge, LA – February 26, 2015 – Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces that its board of directors has declared a quarterly cash dividend of $0.68 per share payable on March 31, 2015 to stockholders of record of Lamar’s Class A common stock and Class B common stock on March 17, 2015. Lamar expects aggregate quarterly distributions to stockholders in 2015, including the dividend payable on March 31, 2015, will total $2.75 per common share.

Forward-Looking Statements

This press release contains “forward-looking statements” concerning Lamar Advertising Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. These statements include, but are not limited to, statements regarding anticipated 2015 distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various factors, including those factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com